EXHIBIT A-4
Bylaws of Virginia Gas Pipeline Company

BY-LAWS

OF

VIRGINIA GAS PIPELINE COMPANY

(adopted October 21, 1994)

ARTICLE I - OFFICES

1.1
Principal Offices. The Board of Directors shall fix the location of the principal executive office of the Company at any place within or outside the Commonwealth of Virginia. If the principal executive office is located outside the Commonwealth and the Company has no principal office in Virginia, the Board of Directors shall fix and designate the offices of its Agent for service as its Virginia office.

1.2
Other Offices. The Officers or the Board of Directors may, at any time, establish branch or subordinate offices at any place or places where the Company is qualified to do business, and may change the location of any office of the Company.

ARTICLE II - STOCKHOLDERS

2.1
Place of Meetings. Meetings of the stockholders shall be held at any place within or outside the Commonwealth of Virginia designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Company.

2.2
Annual Meeting. The annual meeting of the stockholders shall be held at a time and date fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.3
Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statue, may be called by the Board of Directors, by the President, or by one or more stockholders holding shares which, in the aggregate, entitle them to cast not less than twenty five percent (25%) of the votes at any such meeting.

2.4
Notice of Meetings. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the person or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

2.5
Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other propoer purpose, the Board of Directors of the Company may provide that the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days, and in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

2.6
Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meting of the shareholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

2.7
Quorum. At any meeting of stockholders, fifty percent (50%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting form time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8
Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

2.9
Voting. Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided below, by the Certificate of Incorporation or the laws of the State of Incorporation.

2.10	Order of Business. The order of business at all meetings of the stockholders, shall be as follows:

1.	Roll call.
2.	Proof of notice of meeting or waive of notice.
3.	Reading of minutes or preceding meeting.
4.	Reports of Officers.
5.	Reports of Committees.
6.	Election of Directors.
7.	Unfinished Business.
8.	New Business.

2.11
Informal Action by Stockholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III - BOARD OF DIRECTORS

3.1
General Powers. The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulation for the conduct of their meetings and the management of the corporation, as they deem proper, not inconsistent with these by-laws and the laws of the Commonwealth of Virginia.

3.2
Number, Tenure and Qualifications. The authorized number of directors shall be one until changed by a duly adopted amendment to the by-laws of the corporation adopted by the vote of a two thirds majority of the shareholders. The directors at any regularly called meeting held pursuant to notice of the purpose of such meeting may amend these by-laws as provided by the Commonwealth of Virginia. The directors elected by the shareholders shall be elected annually at the annual meeting of the stockholders. Each director shall hold office for one year or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.3
Regular Meetings. A regular meeting of the directors shall be held without other notice immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide the time and place for the holding of additional regular meetings without other notice or from time to time by resolution of the board. Regular meetings may be held by conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meetings.

3.4
Special Meetings. Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

3.5
Notice. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least five days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or by telegram, it shall be delivered at least forty-eight hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has a reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

3.6	Quorum. At any meeting of the directors, one (1) director shall constitute a quorum for the transaction of business.

3.7	Manner of Acting. The act of the majority of the directors present at the meeting at which a quorum is present shall be the act of the board of directors.

3.8
Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

3.9
Removal of Directors. Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

3.10
Resignation. A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.11
Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such amounts as may be fixed from time to time by the board of directors.

3.12
Presumption of Assent. A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.13
Executive and Other Committees. The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

3.14
Informal Action by Directors. Unless otherwise provided by law, any action required to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject mater thereof.

ARTICLE IV - OFFICERS

4.1
Number. The officers of the corporation shall be a president, one or more vice-presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.

4.2
Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.3
Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4	Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

4.5
Chairman. The chairman of the board, if such an office be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be, from time to time, assigned to him by the board of directors or prescribed by the by-laws.

4.6
President. The president shall be the principal executive officer of the corporation, and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He/she shall preside at all meetings of the stockholders, and, in the absence of the chairman of the board, or if there is none, at all meetings of the board of directors.

4.7
Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors, or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions of, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, the by-laws, or the president, or chairman of the board if there is no president.

4.8
Secretary. A secretary shall keep or cause to be kept the minutes of the stockholders’ and of the directors’ meetings in one or more books provided for the purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation, and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

4.9
Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the board of directors shall determine. He/she shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him/her by the president or by the board of directors.

4.10	Salaries. The salaries of the officers shall be fixed from time to time by the board of directors.

ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1
Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

5.2
Loans. No loans in excess of fifty thousand dollars ($50,000) shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its nature unless authorized by a resolution of the board of directors and of a two third (2/3) majority of the shareholders. Such authority may be general or confined to specific instances.

5.3
Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such office or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the board of directors.

5.4
Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI - STOCK

6.1
Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the board of directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation and the board of directors may prescribe.

6.2
Transfer of Shares. (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; any such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

(b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

6.3
Issuance of Stock. The board of directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation with the approval of a two thirds (2/3) majority of the shareholders.

ARTICLE VII - FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st of January in each year.

ARTICLE VIII - DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX - SEAL

The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, “Corporate Seal”.

ARTICLE X - WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI - AMENDMENTS

These by-laws may be amended by a vote of the stockholders representing two thirds or more of all the shares issued and outstanding, at any annual stockholders’ meeting or at any special stockholders’ meeting when the proposed amendment has been set out in the notice of meeting.

ARTICLE XII - INDEMNIFICATION OF OFFICERS & DIRECTORS

12.1
Indemnification of Directors, Officers, and Others. Any person who was or is a party or is threatened to be made a party to any threatened, pending or competed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including serving as a trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the Commonwealth of Virginia (or any similar provision or provisions of applicable law at the time in effect).

12.2
Indemnification of Officers, Directors, and Employees Pursuant to the Common Law or Statutory Provisions other than the General Corporation Law of the Commonwealth of Virginia. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the common law and by any statutory provision other than the General Corporation Law of the Commonwealth of Virginia.

12.3
Conditional Advance of Expenses. Expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

12.4
Indemnification not Exclusive. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

12.5
Insurance. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any person who is or was a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under applicable provisions of laws.

Adopted by the incorporators and Ratified by the Board of Directors on October 21, 1994

/s/ Karen K. Edwards
Secretary